Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)     Registration Statement (Form S-3 No. 333-238695) of Bottomline Technologies, Inc., and
(2)    Registration Statements (Form S-8 Nos. 333-255944, 333-235344, 333-229575, 333-222922, 333-215943, 333-201906, 333-195867, 333-193844, 333-179325, 333-171966, 333-164536, 333-153477, 333-146051, 333-140235, 333-125464, 333-125463, 333-111803, 333-102060, 333-65044, 333-50418, 333-50202, 333-78473, 333-78471, 333-78469 and 333-78467) pertaining to the equity incentive plans and employee stock purchase plan of Bottomline Technologies, Inc.;
of our reports dated August 30, 2021, with respect to the consolidated financial statements and schedule of Bottomline Technologies, Inc. and the effectiveness of internal control over financial reporting of Bottomline Technologies, Inc. included in this Annual Report (Form 10-K) of Bottomline Technologies, Inc. for the year ended June 30, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
August 30, 2021